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                                                                     EXHIBIT 5.1

                                JACKSON L. MORRIS
                                 Attorney at Law
            Admitted in Florida, Georgia and The District of Columbia

             By First Class U.S. Mail, Telephone Facsimile and Email

Board of Directors
ArhivalCD, Inc.
Suite 212
100 North Sixth Street
Crockett, Texas 75835

Re:  Registration Statement on Form SB-2

Gentlemen:

I have been engaged as special counsel for ArchivalCD, Inc., a Delaware corporation, (the "Company"), for the sole purpose of rendering the opinion herein below set forth. I have been asked to provide my opinion in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form SB-2, Commission File No. 333-93525 ("Registration Statement") for the offer and sale of up to 3,700,000 shares of the Company's common stock, $.01 par value per share, 3,200.000 shares of which are to be offered and sold by the Company and 500,000 shares of which are to be offered and sold by certain selling stockholders, ("Shares"). Based upon my review of the Company's Articles of Incorporation, Bylaws, appropriate records of proceedings of the Company's board of directors and the Company's audited balance sheet at December 31, 1999 and unaudited balance sheet at March 31, 2000 and statement of changes in stockholders' equity from inception to March 31, 2000, it is my opinion that the Shares are legally authorized and (i), with respect to the Shares to be offered and sold by the Company, upon issuance and delivery against payment or receipt of consideration therefor, they will be duly and validly issued, fully paid and non-assessable and (ii), with respect to the Shares to be offered and sold by certain selling stockholders, they are duly and validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Interest of Counsel."

Very truly yours



Jackson L. Morris








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